                                                                    Exhibit 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Canyon Resources Corporation on Form S-3 (File Nos. 33-34560, 33-45909 and 33-65028) and Form S-8 (File No. 33-37306) of our report dated March 27, 1996, on our audits of the consolidated financial statements of Canyon Resources Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



/s/Coopers & Lybrand L.L.P.
- ---------------------------
COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 27, 1996